UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Soliciting Materials Pursuant to §240.14a-12

CUISINE SOLUTIONS, INC.

(Name of Registrant as Specified In Its Charter)

___________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CUISINE SOLUTIONS, INC.

85 SOUTH BRAGG STREET

SUITE 600

ALEXANDRIA, VIRIGINIA 22312

(703) 270-2900

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On October 23, 2008

Dear Stockholders,

You are cordially invited to attend the Annual Meeting of Stockholders of Cuisine Solutions, Inc., a Delaware corporation (the “Company”). The meeting will be held on Thursday, October 23, 2008 at 9:30AM. local time at the Company’s new principal executive office located at 2800 Eisenhower Ave, Suite #450, Alexandria, VA 22312 for the following purpose:

1.

To elect eight directors to serve for the ensuing year and until their successors are elected and qualified; and

2.

To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is September 10, 2008. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

Jean-Louis Vilgrain
Chairman of the board

Alexandria, Virginia

September 23, 2008

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

CUISINE SOLUTIONS, INC.

85 SOUTH BRAGG STREET

SUITE 600

ALEXANDRIA, VIRIGINIA 22312

PROXY STATEMENT

FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS

October 23, 2008

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We have sent you the notice of annual meeting, proxy statement and the enclosed proxy card because the Board of Directors of Cuisine Solutions, Inc. (sometimes referred to as the “Company” or “Cuisine Solutions”) is soliciting your proxy to vote at the 2008 Annual Meeting of Stockholders. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

The Company intends to mail this proxy statement and accompanying proxy card on or about September 23, 2008 to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on September 10, 2008 will be entitled to vote at the annual meeting. On this record date, there were 17,449,194 shares of common stock outstanding and entitled to vote.

 Stockholder of Record: Shares Registered in Your Name

If on September 10, 2008 your shares were registered directly in your name with Cuisine Solutions’ transfer agent, Continental Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on September 10, 2008 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

The only matter scheduled for a vote is the election of eight directors.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For any other matter to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•

To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•

To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. You may also vote by fax or over the Internet in accordance with the procedures on the proxy card. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Cuisine Solutions. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by fax or over the Internet as instructed by your broker or bank. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on September 10, 2008.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of all eight nominees for director. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•

You may submit another properly by fax, by internet or by signing, dating and returning a completed proxy card with a later date.

•

You may send a timely written notice that you are revoking your proxy to Cuisine Solutions’ Secretary at 85 S. Bragg Street, Suite 600, Alexandria, Virginia 22312.

•

You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by May 27, 2009 to Ronald R. Zilkowski, Cuisine Solutions, Inc., 85 S. Bragg Street, Suite 600, Alexandria, Virginia 22312.

 How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withhold” and, with respect to proposals other than the election of directors, “Against” votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes.

Broker non-votes have no effect with regard to Proposal No. 1 and will not be counted towards the vote total for any proposal.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the American Stock Exchange (“AMEX”), “non-routine” matters are generally those involving a contest or a matter that may substantially affect the rights or privileges of shareholders, such as mergers or shareholder proposals.

How many votes are needed to approve the proposal?

For the election of directors, the eight nominees receiving the most “For” votes (from the holders of votes of shares present in person or represented by proxy and entitled to vote on the election of directors) will be elected. Only votes “For” or “Withheld” will affect the outcome.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares are present at the meeting in person or represented by proxy. On the close of business on the record date, there were 17,449,194 shares outstanding and entitled to vote.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in the Company’s quarterly report on Form 10-Q for the second quarter of fiscal 2009.

PROPOSAL 1

ELECTION OF DIRECTORS

Cuisine Solutions’ Board of Directors consists of eight directors. There are eight nominees for director this year. Each director to be elected will hold office until the next annual meeting of stockholders and until his successor is elected, or, if sooner, until the director’s death, resignation or removal. Each of the nominees listed below is currently a director of the Company who was previously elected by the stockholders. It is the Company’s policy to require nominees for directors to attend the Annual Meeting. All of the directors attended the 2007 Annual Meeting of Stockholders.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The eight nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the eight nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by Cuisine Solutions. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

Nominees

The following is a brief biography of each nominee for director.

Name	Age	Principal Occupation/ Position Held With the Company	Director Since
Mr. Jean-Louis Vilgrain	74	Chairman and President of the JLV Group/Non-Executive Chairman of the Company	1974
Mr. Stanislas Vilgrain	49	Chief Executive Officer and President of the Company	1991
Mr. Charles C. McGettigan	63	Managing Director, McGettigan, Wick & Co., Inc.	1997
Mr. Sebastien Vilgrain	36	Vice President Paris-based SETUCAF/SOMDIAA	2001
Mr. Robert van Roijen	69	President, Tox Financial Company	2001
Mr. Hugues Prince	51	President, Les Fromentiers de France	2004
Mr. John D. Firestone	64	Partner, Secor Group	2005
Mr. Robert H. Herman	61	Principal, The Herman Group, LLC	2005

Mr. Jean-Louis Vilgrain has been Chairman of the Company since September 1977 and has served as director since November 1974. In addition, Mr. J.L. Vilgrain served as Chief Executive Officer of the Company from September 1977 until October 1993. Mr. Jean-Louis Vilgrain is President of Conetrage and Sediac, two companies involved in food related business ranging from production to retail food establishments. He is also Chief Executive Officer of FRC, the majority stockholder of the Company, and a holding company for certain African and Pacific Rim companies as well as Chief Executive Officer of Food Investors Corporation, an affiliate.

Mr. Stanislas Vilgrain was appointed Chief Executive Officer in October 1993 and resumed the position of President in May 2007. He previously served as President and Chief Operating Officer of the Company from June 1991 to October 1993 and has served as a director since 1991. He served as President of the Vie de France Culinary Division from July 1987 to June 1991. Mr. Stanislas Vilgrain is the son of Mr. Jean-Louis Vilgrain and the brother of Mr. Sebastien Vilgrain.

Mr. Charles C. McGettigan is a co-founder and managing director of McGettigan, Wick & Co., Inc., an investment banking firm formed in 1988, and a co-founder and general partner of Proactive Investment Managers, L.P., the general partner of Proactive Partners, L.P., a merchant banking fund formed in 1991. Prior to founding McGettigan, Wick & Co., Inc., he was a Principal, Corporate Finance, of Hambrecht & Quist and a Senior Vice President of Dillon, Read & Co. Mr. McGettigan is Chairman of the Board and a director of Corgi International, Ltd., Modtech Holdings, Inc., Onsite Energy, Inc. and Tanknology, Inc. He is also a director of Trader Vic’s Management Company. He has served as a member of the Board since 1997.

Mr. Sebastien Vilgrain currently serves as Vice President of Flour Milling and Trading at the Paris-based SETUCAF/SOMDIAA, a holding company that trades in agricultural raw materials. Prior to joining SETUCAF in 1999, Mr. Vilgrain operated in the French-speaking African marketplace, working on the development and implementation of the commercial network for the Eurafrique Industry, a procurement platform for the agro-industry. A native of France, he studied business marketing in England and the United States from 1989 to 1993. He has served as a member of the Board since 2001.

Mr. Robert van Roijen is the President of Tox Financial Company, a money management firm in Winter Park Florida. Mr. van Roijen is also founding partner of Patience Partners, a hedge fund specializing in small capitalization stocks.

Mr. van Roijen is a graduate of Harvard College, and after three years of military service as an officer, he joined IBM. From 1977 to 1987, he was President and Chairman of the Board of Control Laser Corporation, a manufacturer of industrial lasers. He founded Tox Financial Company in 1988, and he is currently a director of Quixote Corporation. He has served as a member of the Board since 2001.

Mr. Hugues Prince has been the President of Les Fromentiers de France, an integrated bakery and pastry manufacturing company majority owned by Conetrage with manufacturing plants and more than 300 bakery retail outlets since August 2004. Mr. Prince was the Managing Director of DeliFrance Asia from its inception in 1981 until it was sold in 1994. Previously, Mr. Prince served as a consultant to various affiliated companies. Mr. Prince has served as a member of the Board since March 2004.

Mr. John D. Firestone has been a partner of Secor Group since 1978, and he serves on the Board of Allied Capital Corporation. Mr. Firestone also serves and has served on the boards and committees of civic organizations such as the Washington National Cathedral, Washington Ballet, Corcoran Gallery of Art, National Theater, and the National Rehabilitation Hospital. He has served as a member of the Board since April 2005.

Mr. Robert N. Herman has served as the principal of the consulting firm The Herman Group, LLC since 1999. Prior to this, Mr. Herman was Executive Vice President, Chief Operating Officer, and General Counsel of Shoppers Food Warehouse Corporation. He also spent twelve years prior to that practicing law.  He has served as a member of the Board since April 2005.

The Board of Directors Recommends
A Vote In Favor of Each Named Nominee.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of the Board of Directors

The Company has elected to take advantage of the “controlled company” exception under AMEX rules for independence requirements applicable to the independence of the full Board of Directors, the Compensation Committee and the Nominating Committee. Accordingly, the Company does not have a majority of “independent directors” as that term is defined under applicable AMEX listing rules. There are currently four independent Board members and four non-independent Board members. The determination that the Company is eligible to elect controlled company status is a result of the Vilgrain family’s ownership, through Food Research Corporation (“FRC”), of greater than 50% of the Company’s outstanding common stock.

Meetings of the Board of Directors

The Board of Directors met 4 times during the last fiscal year. Each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, except for Mr. Prince who was only able to attend 50% of the board meetings.

Information Regarding Committees of the Board of Directors

The Board has two standing committees: an Audit Committee and a Compensation Committee. The following table provides membership and meeting information for fiscal 2008 for each of the Board committees:

Name	Audit	Compensation
Mr. Jean-Louis Vilgrain		X*
Mr. Stanislas Vilgrain
Mr. Charles C. McGettigan	X	X**
Mr. Sebastien Vilgrain
Mr. Robert van Roijen	X**	X
Mr. Hugues Prince
Mr. John D. Firestone		X
Mr. Robert H. Herman	X
Total meetings in fiscal year 2008	4	3

———————

*

Observer on the committee

**

Committee Chairman

The Audit Committee consists of three independent directors, Mr. van Roijen, Committee Chairman, Mr. McGettigan and Mr. Herman. The Audit Committee's functions include making recommendations to the Company regarding the selection of independent accountants, conferring with the independent accountants and reviewing the scope and fees of the prospective annual audit and the results of their work. The Audit Committee reviews the Company's financial statements and the adequacy of the internal auditing, accounting, financial controls and procedures. The Board annually reviews the AMEX listing standards applicable to audit committees and has determined that each of Mr. van Roijen, Mr. McGettigan and Mr. Herman satisfy the applicable financial sophistication and independence requirements applicable to audit committee members under Section 121(A) of the AMEX listing standards. The Board has also determined that each of Mr. van Roijen, Mr. McGettigan and Mr. Herman meet the definition of “audit committee financial expert” as defined in Securities and Exchange Commission (“SEC”) rules. The Audit Committee operates pursuant to a formal written charter. The committee held four meetings during fiscal year 2008.

The Compensation Committee consists of three independent directors, Mr. McGettigan, Committee Chairman, Mr. van Roijen and Mr. Firestone. Mr. Jean-Louis Vilgrain, who is a non-independent director, is an observer on the committee. The Compensation Committee's function is to review and approve all compensation packages totaling over $120,000, generally to grant options to eligible employees and to administer the Company’s 1992 Stock Option Plan (the “1992 Plan”), the 1999 Stock Option Plan (the “1999 Plan”) and the 2007 Equity Incentive Plan (the “2007 Plan”). The committee held three meetings during the 2008 fiscal year.

The Board does not currently have a Nominating Committee. As noted above, by virtue of the Company’s status as a “controlled company” under AMEX listing rules, the Company is not subject to the requirement to maintain an independent nominating committee. The Board believes that it is not necessary for the Company to have an independent nominating committee because a majority of the Company’s outstanding common stock is controlled by the Vilgrain family, and the individuals for whom the Vilgrain family votes its shares for director will be elected. Therefore, the Chairman was given the authority to nominate the slate of directors for the 2008 fiscal year. The Chairman has nominated the current slate of directors to again serve on the Board.

Although there are no formal procedures for the stockholders to nominate persons to serve on the Board, the Board will consider recommendations from stockholders, which should be addressed to Ronald Zilkowski, Chief Financial Officer, Corporate Secretary and Treasurer of the Company, at the Company's address. In order to be considered, recommendations must include the proposed nominee’s full name, last five years business experience, complete biographical information, description of individual’s qualifications as a director and a representation that the proposing stockholder is a beneficial or record holder of the Company’s common stock. Also, any submission must be accompanied by the proposed nominee’s consent to serve if nominated and elected. In order to be considered for nomination for director at the 2009 Annual Meeting of Stockholders, recommendations must be received at the Company’s address by May 27, 2009. Recommendations received after that date will be considered for the 2009 Annual Meeting of Stockholders.

The Company has adopted procedures through which stockholders may communicate directly with the Board. These procedures can be found within the investor relations section of the Company’s website at www.cuisinesolutions.com.

Report of the Audit Committee of the Board of Directors1

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended June 28, 2008 with management of the Company. The Audit Committee has discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from the independent accountants required by the Independence Standards Board Standard No. 1, (Independence Discussions with Audit Committees), as adopted by the PCAOB in Rule 3600T and has discussed with the independent accountants the independent accountant’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 28, 2008.

Robert van Roijen, Chairman

Charles C. McGettigan

Robert N. Herman

Audit Committee Members

———————

(1)

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any of our filings under the Securities Act of 1933, as amended (the “1933 Act”) or the Securities Exchange Act of 1934, as amended (the ”1934 Act”), whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

Compensation Committee

The Compensation Committee is composed of three directors: Mr. McGettigan, Mr. van Roijen, and Mr. Firestone. All members of the Company’s Compensation Committee are independent. The Compensation Committee met three times during fiscal year 2008.

The Compensation Committee of the Board of Directors acts on behalf of the Board to review, adopt, and oversee the Company’s compensation strategy, policies, plans and programs, including:

•

establishment of corporate and individual performance objectives relevant to the compensation of the Company’s executive officers and evaluation of performance in light of these stated objectives;

•

approval of the compensation and other terms of employment or service, including severance and change-in-control arrangements, of the Company’s Chief Executive Officer;

•

review and approval of all salaries in excess of $120,000; and

•

administration of the Company’s equity compensation plans, profit-sharing plans, and other similar plans and programs.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets three times annually and with greater frequency if necessary. The agenda for each meeting is usually developed by the designated Chair of the Compensation Committee, in consultation with CEO. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in or be present during any deliberations or determinations of the Compensation Committee regarding his compensation. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

Historically, the Compensation Committee has made most significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the second quarter of the fiscal year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels, and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by a consultant.

Code of Ethics

The Company has adopted a Code of Ethics that applies to the Company’s principal executive officer, principal financial and accounting officer and certain other personnel of the Company. The Company intends to use its website for posting any waivers of, or amendments to, the Code of Ethics.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to the Company for the last two fiscal years by BDO Seidman, LLP (“BDO”), the Company’s principal accountant.

	Fiscal Year Ended
	June 28, 2008	June 30, 2007
Audit fees	$275,000	$261,000
Audit-related fees	24,000	18,000
Tax fees	0	33,000
Total fees	$299,000	$312,000

All fees described above were approved by the Audit Committee.

Pre-Approval Policies and Procedures

Services Provided by BDO

All services rendered by BDO are permissible under applicable laws and regulations, and are pre-approved by the Audit Committee. Pursuant to SEC rules, the fees paid to BDO for services are disclosed in the table above under the categories listed below:

1)

Audit fees — These are fees for professional services performed by BDO for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s quarterly filings, and services that are normally provided in connection with statutory and regulatory filings or engagements.

2)

Audit-related fees — These are fees for assurance and related services performed by BDO that are reasonably related to the performance of the audit or review of the Company’s financial statements.

3)

Tax fees — These are fees for professional services performed by BDO with respect to tax compliance, tax advice and tax planning. This includes preparation of original and amended tax returns for the Company.

These services are actively monitored (both spending level and work content) by the Audit Committee to maintain the appropriate objectivity and independence in our independent auditors’ core work. The Audit Committee has determined that the rendering of the services other than audit services by BDO is compatible with maintaining the principal accountant’s independence.

Guidelines of the Audit Committee for Pre-Approval of Independent Auditor Services

The Committee has adopted the following guidelines regarding the engagement of the Company’s independent auditor to perform services for the Company:

For audit services (including statutory audit engagements as required under local country laws), the independent auditor will provide the Committee with an engagement letter during the fourth quarter of each year outlining the scope of the audit services proposed to be performed during the fiscal year. The engagement letter does include the proposed audit services fee. If agreed to by the Committee, this engagement letter will be formally accepted by the Committee.

For non-audit services, Company management will submit to the Committee for approval a list of non-audit services that it recommends the Committee engage the independent auditor to provide for the fiscal year. Company management and the independent auditor will each confirm to the Committee that each non-audit service on the list is permissible under all applicable legal requirements. In addition to the list of planned non-audit services, a budget estimating non-audit service spending for the fiscal year will be provided. The Committee will approve both the list of permissible non-audit services and the budget for such services. The Committee will be informed routinely as to the non-audit services actually provided by the independent auditor pursuant to this pre-approval process.

The independent auditor must ensure that all audit and non-audit services provided to the Company have been approved by the Committee. The Chief Financial Officer or principal financial and accounting officer is responsible for tracking all independent auditor fees against the budget for such services and report at least annually to the Audit Committee.

EXECUTIVE OFFICERS

In addition to Stanislas Vilgrain, for whom biographical information is included under “Election of Directors,” the following persons are executive officers of the Company:

Name	Age	Offices held with the Company
Gerard J. Bertholon	48	Vice President of Sales
L. Felipe Hasselmann	39	Chief Operating Officer
Ronald R. Zilkowski	51	Chief Financial Officer, Treasurer and Corporate Secretary

Mr. Bertholon joined Cuisine Solutions in August 1989 as Director of Research & Development then VP of International Sales in 1997 and VP of Marketing in December 2000. Mr. Bertholon was appointed Vice President of Sales in 2002. He has over 27 years of experience and recognition in the international foodservice industry. Prior to joining the Company, Mr. Bertholon was an Executive Chef for 9 years in the United States.

Mr. Hasselmann was appointed Chief Operating Officer in August 2005. Previously, Mr. Hasselmann served as Chief of Staff of Cuisine Solutions since January 2004. Mr. Hasselmann joined Cuisine Solutions in 2000 as an International Development Director in charge of the Brazilian implementation and business development. Prior to his work at Cuisine

Solutions, Mr. Hasselmann was the National Director of Business Development in Brazil of L’Oreal Paris, and he was also responsible for the L’Oreal Latin America Sales Committee Area from 1995 to 2000.

Mr. Zilkowski was named Chief Financial Officer in March 2007. Previously, Mr. Zilkowski was Controller at Intermagnetics General Corp. in 2006 prior to its acquisition by Royal Phillips later that year. Prior to that, he was Senior Vice President of Finance and Controller at Chindex International for twelve years. He also spent six of his over 25 years of corporate financial experience with the International Group of Bristol-Myers Squibb. Mr. Zilkowski is a CPA and holds an MBA from Rutgers University.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock as of September 10, 2008 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock. Except as otherwise noted, the address of the individuals below is c/o Cuisine Solutions, Inc., 85 South Bragg Street, Suite 600, Alexandria, Virginia 22312.

Name of Beneficial Owner	Number of Shares(1)		Percent Of Total
Jean-Louis Vilgrain	9,605,686	(2)	55.0%
Sebastien Vilgrain	9,598,588	(2)	55.0%
Stanislas Vilgrain	10,069,488	(2)	57.7%
Hugues Prince	50,000	(2)	*
Charles C. McGettigan	179,700	(3)	1.0%
Gerard Bertholon	475,347	(4)	2.7%
Robert van Roijen	150,800	(5)	*
Felipe Hasselmann	110,000	(6)	*
Robert N. Herman	3,000		*
John D. Firestone	5,000		*
Ronald R. Zilkowski	26,357	(7)	*
Directors, nominees and executive officers as a group (11 persons)	11,226,790	(8)	61.7%
Food Research Corporation 85 S. Bragg Street Suite 600 Alexandria, VA 22314	9,520,588	(2)	58.6%
Gruber and McBaine Capital Management, LLC 50 Osgood Place, Penthouse San Francisco, California 94133	894,627	(9)	5.1%

———————

*

Less than one percent.

(1)

This table is based upon information supplied by officers, directors and principal stockholders and a Schedule 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 17,449,194 shares outstanding on September 10, 2008, adjusted as required by rules promulgated by the SEC.

(2)

Jean-Louis Vilgrain, Chairman of the Company, is Chief Executive Officer of Food Research Corporation, a Delaware corporation ("FRC"). FRC is a controlled subsidiary of Sediac, S.A.(“Sediac”). Jean-Louis Vilgrain is also President and a director of Sediac. The equity ownership of Sediac is held in equal amounts by the five children of Jean-Louis Vilgrain, including Stanislas Vilgrain, an officer and director of the Company, and Sebastien Vilgrain, a director of the Company. As a result of his directorship in Sediac and his position as Chief Executive Officer of FRC, Jean-Louis Vilgrain may be deemed to be the beneficial owner of the 9,520,588 shares of common stock held directly by FRC. In addition, as a result of their ownership of a 20% equity interest in Sediac, respectively, Stanislas and Sebastien Vilgrain each may be deemed to be the beneficial owner of these 9,520,588 shares of common stock held by FRC. Jean-Louis Vilgrain, Stanislas Vilgrain and Sebastien Vilgrain each also have an ownership interest in Food Investors Corporation (“FIC”) and as a result may be deemed to be the beneficial owner of the 3,000 shares of common stock held by FIC. The beneficial ownership of Jean-Louis Vilgrain also includes 82,098 shares individually owned. The beneficial ownership of Sebastien Vilgrain also includes 75,000 shares individually owned. The beneficial ownership of Stanislas Vilgrain also includes 545,900 shares individually owned.  Mr. Hugues Prince is employed by Les Fromentiers de France, a company controlled by the FRC and an affiliate Conetrage. Mr. Prince individually owns 50,000 shares of common stock of the Company.

(3)

Includes 150,000 shares issuable pursuant to options exercisable within sixty days of September 10, 2008.

(4)

Includes 367,747 shares issuable pursuant to options exercisable within sixty days of September 10, 2008.

(5)

Includes 105,000 shares issuable pursuant to options exercisable within sixty days of September 10, 2008.

(6)

Includes 110,000 shares issuable pursuant to options exercisable within sixty days of September 10, 2008.

(7)

Includes 20,000 shares issuable pursuant to options exercisable within sixty days of September 10, 2008.

(8)

Includes shares described in the notes above, as applicable. Includes shares which certain executive officers, directors and principal stockholders of the Company have the right to acquire within 60 days of September 10, 2008 pursuant to outstanding options for all executive officers and directors as a group: 752,747 shares.

(9)

This information has been obtained from a Schedule 13G filed by Gruber and McBaine Capital Management (“GMCM”) with the SEC on January 23, 2008. Jon D. Gruber and J. Patterson McBaine are the managing members, and Eric B. Swergold is a member of GMCM. According to the Schedule 13G, GMCM, together with Messrs. Gruber, McBaine and Swergold, control the voting and investment activities of the shares held by GMCM. According to the Schedule 13G, GMCM had shared voting and investment power over 652,807 shares; Mr. Gruber had sole voting and investment power over 241,820 shares and shared voting and investment power over 652,807 shares; Mr. McBaine had sole voting and investment power over 148,700 shares and shared voting and investment power over 652,807 shares; and Mr. Swergold had sole voting and investment power over no shares and shared voting and investment power over 652,807 shares.

SECTION 16 COMPLIANCE

Section 16(a) of the 1934 Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based on the information provided by the reporting persons, all applicable reporting requirements for fiscal 2008 were accomplished in a timely manner.

EXECUTIVE COMPENSATION

Throughout this Proxy Statement, the individual who served as our Chief Executive Officer (the "CEO") during Fiscal 2008, as well as the other individuals included in the Summary Compensation Table on page 9, are referred to collectively as the “Named Executive Officers.”

Executive Compensation Tables

The following table sets forth information regarding compensation earned by our Named Executive Officers for service to the Company during fiscal 2008 and fiscal 2007.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Discretionary Bonus	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation	All Other Compensation ($)	Total $
Stanislas Vilgrain,	2008	$350,000	$87,500	—	—	$13,884(2)	$451,384
CEO and President	2007	$304,827	—	—	$175,000	$ 7,927(3)	$487,754

Ronald R. Zilkowski,	2008	$180,000	$45,000	—	—	$ 1,288(4)	$226,288
CFO	2007	$ 51,923	—	$9,367	$ 22,500	—	$ 83,790

L. Felipe Hasselmann,	2008	$190,000	$47,500	—	—	$ 2,354(5)	$239,854
COO	2007	$177,019	—	—	$ 95,000	$ 5,410(6)	$277,429

———————

1)

This column reflects the dollar amounts that were recognized in Fiscal 2008 for financial statement reporting purposes under SFAS No. 123(R) with respect to option awards granted to our Named Executive Officers. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based conditions. For more information regarding our application of SFAS No. 123(R), including the assumptions used in the calculations of these amounts, please refer to Note 7 of Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on September 17, 2008. Because these amounts reflect accounting expenses for these awards, they do not necessarily correspond to the actual value that will be realized by the Named Executive Officers.

2)

Consists of $7,300 car allowance and $6,584 in matching 401(k) contributions.

3)

Consists of $7,300 car allowance and $627 in matching 401(k) contributions.

4)

Consists of $1,288 car allowance.

5)

Consists of $2,354 car allowance.

6)

Consists of $5,410 car allowance.

Outstanding Equity Awards at Fiscal Year-End

The following table shows for the fiscal year ended June 28, 2008, certain information regarding outstanding equity awards at fiscal year end for the Named Executive Officers.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price($)	Option Expiration Date
Stanislas Vilgrain, CEO and President	—	—	—
Ronald R. Zilkowski, CFO	20,000	20,000	$7.24	04/02/17
L. Felipe Hasselmann, COO	110,000	—	$ .95	12/23/13

Director Compensation

The following table shows for the fiscal year ended June 28, 2008, certain information with respect to the compensation of all directors of the Company:

Director Compensation

Name	FeesEarned or Paid in Cash (1)		Total
Jean-Louis Vilgrain	$120,000	(2)	$120,000
Stanislas Vilgrain	—		—
Sebastien Vilgrain	—		—
Hugues Prince	—		—
Charles C. McGettigan	$ 16,000		$ 16,000
Robert van Roijen	$ 16,000		$ 16,000
John D. Firestone	$ 13,000		$ 13,000
Robert N. Herman	$ 13,000		$ 13,000

———————

1)

Fees earned and paid in cash consist of board fees and being a member of the compensation and/or audit committee. Independent board members receive an annual fee of $10,000 for service on the board and $3,000 for each committee. Other than the Chairman, directors who are not independent are not compensated for their services on the board of directors.

2)

Consists of an annual Chairman fee of $120,000, which became effective November 4, 2006.

CERTAIN TRANSACTIONS

Certain Related Person Transactions

During the fiscal year ended June 28, 2008, the Company did not enter into any significant related-party transactions.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Cuisine Solutions, Inc. stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker. If you do not have a broker you may direct your written request to Cuisine Solutions, Inc., Ronald Zilkowski, Chief Financial Officer, 85 S. Bragg Street, Suite 600, Alexandria, Virginia 22312 or contact Mr. Zilkowski at (703) 270-2900. Stockholders who currently receive multiple copies of the proxy statement at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

It is important that the proxies be returned promptly and that your shares be represented in the Annual Meeting. Stockholders are urged to sign, date and promptly return the enclosed proxy card in the enclosed envelope. If you have any questions regarding how to vote, please contact our fulfillment department at 1-866-752-VOTE (8683).

A copy of the Company's 2008 Annual Report to Stockholders accompanies this Proxy Statement. The Company has filed an Annual Report for its fiscal year ended June 28, 2008 on Form 10-K with the SEC. STOCKHOLDERS MAY OBTAIN, FREE OF CHARGE, A COPY OF THE ANNUAL REPORT ON FORM 10-K BY WRITING TO Ronald Zilkowski, Chief Financial Officer, Corporate Secretary and Treasurer of the Company at 85 S. Bragg Street, Suite 600, Alexandria, Virginia 22312. An electronic version of the Annual Report, Form 10-K and Proxy Statement will also be available on-line through the Company's Internet web site (http://www.cuisinesolutions.com).

By Order of the Board of Directors

Ronald R. Zilkowski
Secretary

September 23, 2008

VOTING INSTRUCTIONS CUISINE SOLUTIONS, INC. PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS October 23, 2008
CONTROL ID:	CONTROL
PROXY ID:	PROXY
PASSWORD:	PASSWORD

IF YOUR SECURITIES ARE HELD BY A BROKER WHO IS A MEMBER OF THE NEW YORK STOCK EXCHANGE (NYSE), THE RULES OF THE NYSE WILL GUIDE THE VOTING PROCEDURES. WE WISH TO CALL YOUR ATTENTION TO THE FACT THAT FOR THIS MEETING UNDER THE RULES OF THE NYSE, WE CANNOT VOTE YOUR SECURITIES ON ONE OR MORE OF THE MATTERS TO BE ACTED UPON AT THE MEETING WITHOUT YOUR SPECIFIC INSTRUCTIONS. THESE RULES PROVIDE THAT IF INSTRUCTIONS ARE NOT RECEIVED FROM YOU PRIOR TO THE ISSUANCE OF THE FIRST VOTE, THE PROXY FOR ONE OR MORE OF THE MATTERS MAY BE GIVEN AT THE DISCRETION OF YOUR BROKER (ON THE TENTH DAY, IF THE MATERIAL WAS MAILED AT LEAST 15 DAYS PRIOR TO THE MEETING, ON THE FIFTEENTH DAY IF THE PROXY MATERIAL WAS MAILED 25 DAYS OR MORE PRIOR TO THE MEETING DATE). IN ORDER FOR YOUR BROKER TO EXERCISE THIS DISCRETIONARY AUTHORITY FOR ONE OR MORE OF THE MATTERS,  PROXY MATERIAL WOULD NEED TO HAVE BEEN MAILED AT LEAST 15 DAYS PRIOR TO THE MEETING DATE, AND THE MATTER(S) BEFORE THE MEETING MUST BE DEEMED “ROUTINE” IN NATURE ACCORDING TO NYSE GUIDELINES.  IF THESE TWO REQUIREMENTS ARE MET, AND YOU HAVE NOT COMMUNICATED TO US PRIOR TO THE FIRST VOTE BEING USED, WE MAY VOTE YOUR SECURITIES AT OUR DISCRETION ON ONE OR MORE OF THE MATTERS TO BE ACTED UPON AT THE MEETING. WE WILL NEVERTHELESS FOLLOW YOUR INSTRUCTIONS, EVEN IF OUR DISCRETIONARY VOTE HAS ALREADY BEEN GIVEN ON THOSE MATTERS, PROVIDED YOUR INSTRUCTIONS ARE RECEIVED PRIOR TO THE MEETING DATE. IF YOUR SECURITIES ARE HELD IN THE NAME OF A BANK, WE REQUIRE YOUR INSTRUCTIONS ON ALL MATTERS TO BE VOTED ON AT THE MEETING.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS

If you vote by fax, please DO NOT mail your proxy card.
VOTE BY MAIL: Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
VOTE BY FAX: Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.
VOTE BY INTERNET: http://www.iproxydirect.com

PROXY CARD

CUISINE SOLUTIONS, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

October 23, 2008

Proposal 1:	Election of eight directors.	à	FOR ALL	FOR ALL EXCEPT	WITHHOLD ALL
			☐		☐
	(1) Jean-Louis Vilgrain			☐		CONTROL ID:
	(2) Stanislas Vilgrain			☐		PROXY ID:
	(3) Charles C. McGettigan			☐		PASSWORD:
	(4) Sebastien Vilgrain			☐
	(5) Robert van Roijen			☐
	(6) Hugues Prince			☐
	(7) John D. Firestone			☐
	(8) Robert N. Herman			☐
INSTRUCTION: To withhold authority to vote for any nominee(s) mark “For All Except” and write that nominee(s) name(s) or number(s) in the space provided below.

	The Board of Directors recommends a vote FOR its nominees listed in Proposal 1			MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐

The undersigned stockholder of Cuisine Solutions, Inc. (“ISSUER”) revoking all proxies heretofore given, hereby constitutes and appoints Jean-Louis Vilgrain and Stanislas Vilgrain and each of them, as proxies, with full power of substitution, for the undersigned and in the name, place and stead of the undersigned, to represent and to vote all of the undersigned’s shares of said stock, according to the number of votes and with all the powers the undersigned would possess if personally present, at the 2008 Annual Meeting of Stockholders of the Company, to be held at the Company’s new principal executive office located at 2800 Eisenhower Ave, Suite #450, Alexandria, VA 22312, on Thursday, October 23, 2008 at 9:30 A.M., local time, and at any adjournments or postponements thereof.

THE SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED.  IN THE ABSENCE OF DIRECTION THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES LISTED IN PROPOSAL 1 AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

NOTE: Please sign exactly as name appears here on. Joint owners should each sign. Trustees and others acting in a representative capacity should indicate the capacity in which they sign and give their full title. If a corporation, please indicate the full corporate name and have an authorized officer sign, stating title. If a partnership, please sign in partnership name by an authorized person.

MARK HERE FOR ADDRESS CHANGE   □

New Address (if applicable):

________________________
________________________
________________________

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2008

(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)